Exhibit 99.2

International Headquarters
One Enterprise  Aliso Viejo, CA 92656
949.461.6000  FAX 949.461.6636
Contact:
Laurie W. Little
Valeant Pharmaceuticals
949-461-6002
laurie.little@valeant.com
VALEANT PHARMACEUTICALS REPORTS
2010 FIRST QUARTER FINANCIAL RESULTS
•	Revenue up 30% to $232.0 million; Actual Product Sales Growth 34%; Organic Product Sales Growth 12%

•	GAAP EPS $0.43; Adjusted Non-GAAP (Cash) EPS $0.64

•	GAAP Cash Flow from Operations $68 million; Adjusted Non-GAAP Cash Flow from Operations $69 million

•	2010 Guidance increased to $2.65 — $2.90 Adjusted Non-GAAP (Cash) EPS

•	Valeant to acquire Aton Pharma, Inc. for approximately $318 million

•	Valeant repurchases 2.6 million shares from ValueAct Capital under the Company’s Securities Repurchase program for $107 million
     ALISO VIEJO, Calif., May 3, 2010 – Valeant Pharmaceuticals International (NYSE: VRX) today announced first quarter financial results for 2010.
     “We are pleased to report that the positive trend of 2009 has continued into the first quarter of 2010, which has historically been our softest quarter of the year,” stated J. Michael Pearson, chairman and chief executive officer. “Our strong performance this quarter, coupled with the additional transactions we have announced so far in 2010, puts us in a position to increase our adjusted non-GAAP (Cash) EPS guidance for the year to $2.65 – $2.90, and expected total product sales growth to greater than 30%.”
Revenues:
     Total revenue was $232.0 million in the first quarter of 2010 as compared to $177.9 million in the first quarter of 2009, an increase of 30%.
     Product sales in the Specialty Pharmaceuticals segment were $120.7 million in the first quarter of 2010, as compared to $86.3 million in the first quarter of 2009, an increase of 40%. At constant exchange rates, Specialty Pharmaceuticals product sales increased 32%. Within the

     Specialty Pharmaceuticals segment, alliance and service revenue was $22.5 million in the first quarter of 2010 as compared to $11.9 million in the year-ago quarter.
     Product sales in Branded Generics — Latin America were $42.1 million in the first quarter of 2010 as compared to $31.2 million in the same period in 2009, an increase of 35%. At constant exchange rates, product sales in Latin America increased 17%.
     Product sales in Branded Generics — Europe were $41.7 million in the first quarter of 2010 as compared to $35.3 million in the same period in 2009, an increase of 18%. At constant exchange rates, product sales in Europe decreased 2%. This decrease was primarily attributable to underlying market conditions in the first quarter of 2010 and we expect to see growth in subsequent quarters in 2010 over comparable quarters in 2009.
     Ribavirin royalties were $5.0 million in the first quarter of 2010 as compared to $13.2 million in the first quarter of 2009, a decrease of 62%. This expected decrease is primarily attributable to the expiration of royalty terms in most European countries.
Income and Cash Flow:
     Income from continuing operations was $35.6 million for the first quarter of 2010, or $0.43 per diluted share, as compared to $30.8 million, or $0.37 per diluted share, for the first quarter of 2009. On an adjusted non-GAAP (Cash) EPS basis, adjusted income from continuing operations was $52.8 million, or $0.64 per diluted share, in the first quarter of 2010 as compared to adjusted income from continuing operations of $38.1 million, or $0.46 per diluted share, in the first quarter of 2009.
     GAAP cash flow from operations, which includes acquisition transaction fees, for the first quarter of 2010 was $68 million as compared to $38 million for the first quarter of 2009. Adjusted non-GAAP cash flow from operations for the first quarter of 2010 was $69 million as compared to $51 million for the first quarter of 2009.
2010 Guidance:
     The company is updating its previous adjusted non-GAAP (Cash) EPS target and is now targeting adjusted non-GAAP (cash) EPS between $2.65 – $2.90 in 2010, up from prior guidance of $2.45 to $2.70.
Aton Pharma, Inc. Acquisition:
     Valeant is also announcing that it has signed an agreement to acquire Aton Pharma, Inc., a specialty pharmaceutical company focused on ophthalmology and certain orphan drug indications, located in Lawrenceville, New Jersey. The transaction significantly enhances Valeant’s neurology and other products franchise in the United States through the acquisition of a specialty pharmaceutical company with both in-line business and a development pipeline consisting primarily of orphan

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drug compounds. Valeant will pay certain milestones based predominately on the achievement of development and commercial targets for certain pipeline products still in development. Future development of a portion of the pipeline portfolio will be co-funded by the Sellers under a profit sharing agreement with Valeant. In addition, Valeant will retain global rights to the majority of the Aton products.
     Under the terms of the agreement, Valeant will pay approximately $318 million. Aton is expected to have $80–$100 million in annual revenue in 2010. The transaction is subject to certain closing adjustments and is expected to be accretive in 2010. Aton is owned by affiliates of Cerberus Capital Management, L.P.
     “The acquisition of Aton fits into our long-term strategy to pursue diversified opportunities within the pharmaceutical market and offers us another platform for future growth,” stated J. Michael Pearson, chairman and chief executive officer. “With a business that has historically grown over 30% on an annual basis, and operating margins around 35%, along with a solid pipeline of niche products under development, we now have our Neuro and Other business which we expect to drive significant value for shareholders.”
Share Repurchase Transaction:
     Valeant has repurchased 2.6 million shares of the Company’s common stock held by ValueAct Capital for $107 million, negotiated at a discount calculated in a similar manner to the Company’s privately negotiated, share repurchase completed in November 2009. To date, the Company has repurchased approximately $520 million, in total, of its convertible debt and its common stock out of the $1.0 billion currently authorized under the securities repurchase program.
     “We are very committed to the company and intend to keep Valeant as a top position in our portfolio,” said G. Mason Morfit, partner, ValueAct Capital and Valeant board member. “We pursued this transaction for portfolio management reasons given Valeant’s significant outperformance and we remain confident in the company’s strategy for future growth.”
Conference Call and Webcast Information:
     Valeant will host a conference call and a live Internet webcast along with a slide presentation today at 11:00 a.m. EDT (8:00 a.m. PDT) to discuss its first quarter financial results for 2010. The dial-in number to participate on this call is (877) 295-5743, confirmation code 68923004. International callers should dial (973) 200-3961, confirmation code 68923004. A replay will be available approximately two hours following the conclusion of the conference call through May 10, 2010 and can be accessed by dialing (800) 642-1687, or (706) 645-9291, confirmation code 68923004. The live webcast of the conference call may be accessed through the investor relations section of Valeant’s corporate Web site at www.valeant.com.

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About Valeant:
     Valeant Pharmaceuticals International (NYSE:VRX) is a multinational specialty pharmaceutical company that develops and markets a broad range of pharmaceutical products primarily in the areas of neurology and dermatology. More information about Valeant can be found at www.valeant.com.
Forward-looking Statements
     This press release may contain forward-looking statements, including, but not limited to, statements regarding our performance and growth in 2010 and guidance with respect to expected revenues and adjusted non-GAAP (cash) earnings per share, the impact of the Aton acquisition on our business, our ability to enhance our product franchise and drive value for shareholders and the expected timing and consummation of the Aton acquisition. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the company’s most recent annual or quarterly report filed with the Securities and Exchange Commission, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.
Non-GAAP Information:
     To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures can be found in the tables below. The company has provided guidance with respect to adjusted non-GAAP (cash) earnings per share, which is a non-GAAP financial measure that represents earnings per share, excluding special charges and credits, restructuring and acquisition-related costs, amortization expense,

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ASC 470-20 (FSP APB 14-1) interest, gain on early extinguishment of debt and the non-GAAP tax effect of such charges. The company has not provided a reconciliation of this forward-looking non-GAAP financial measure due to the difficulty in forecasting and quantifying the exact amount of the items excluded from the non-GAAP financial measure that will be included in the comparable GAAP financial measure.
Note on Guidance.
The guidance contained in this press release is only effective as of the date given, May 3, 2010, and will not be updated or confirmed until the Company publicly announces updated or affirmed guidance.
Financial Tables, including a reconciliation of GAAP to non-GAAP financial measures, follow.
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Valeant Pharmaceuticals International	Table 1
Statement of Income
For the Three Months Ended March 31, 2010 and 2009

	Three Months Ended
	March 31,
(In thousands, except per share data)	2010	2009	% Change
Product sales	$204,507	$152,833	34%
Service revenue	4,960	6,738	-26%
Alliance revenue	22,524	18,352	23%

Total revenues	231,991	177,923	30%

Cost of goods sold	54,203	39,697	37%
Cost of services	3,166	4,326	-27%
Selling, general and administrative (“SG&A”)	70,541	64,216	10%
Research and development costs, net	10,402	8,734	19%
Special charges and credits	538	—
Restructuring and acquisition-related costs	1,024	1,211
Amortization expense	19,330	17,004	14%

	159,204	135,188	18%

Income from operations	72,787	42,735

Interest expense, net	(12,631)	(6,179)
Gain on early extinguishment of debt	—	4,599
Other income (expense), net including translation and exchange	(525)	1,211

Income from continuing operations before income taxes	59,631	42,366

Provision for income taxes	24,030	11,569

Income from continuing operations	35,601	30,797

Income from discontinued operations, net	415	398

Net income	$36,016	$31,195

Earnings per share:

Basic:
Income from continuing operations	$0.45	$0.37
Discontinued operations	0.01	0.01

Basic earnings per share	$0.46	$0.38

Shares used in per share computation	78,465	82,548

Diluted:
Income from continuing operations	$0.43	$0.37
Discontinued operations	0.01	—

Diluted earnings per share	$0.44	$0.37

Shares used in per share computation	82,332	83,402

Valeant Pharmaceuticals International	Table 2
Reconciliation of GAAP EPS to Cash EPS
For the Three Months Ended March 31, 2010 and 2009

	Three Months Ended
	March 31,
(In thousands, except per share data)	2010	2009
Income from continuing operations	$35,601	$30,797

Non-GAAP adjustments (a)(b):
Special charges and credits	538	—
Restructuring and acquisition-related costs	1,024	1,211
Amortization expense	19,330	17,004

	20,892	18,215
ASC 470-20 (FSP APB 14-1) interest	1,997	3,479
Gain on early extinguishment of debt	—	(4,599)
Tax	(5,677)	(9,837)

Total adjustments	17,212	7,258

Adjusted income from continuing operations	$52,813	$38,055

GAAP earnings per share — diluted	$0.43	$0.37

Adjusted Non-GAAP (Cash) earnings per share — diluted	$0.64	$0.46

Shares used in diluted per share calculation — GAAP earnings per share	82,332	83,402

Shares used in diluted per share calculation — Adjusted Non-GAAP (Cash) earnings per share	82,332	83,402

(a)	To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as special charges and credits, restructuring and acquisition-related costs, amortization expense, ASC 470-20 (FSP APB 14-1) interest, gain on early extinguishment of debt and the non-GAAP tax effect of such charges. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

(b)	This table includes Adjusted Non-GAAP (Cash) Earnings Per Share, which is a non-GAAP financial measure that represents earnings per share, excluding special charges and credits, restructuring and acquisition-related costs, amortization expense, ASC 470-20 (FSP APB 14-1) interest, gain on early extinguishment of debt and the non-GAAP tax effect of such charges.

Valeant Pharmaceuticals International	Table 3
Statement of Revenue — by Segment
For the Three Months Ended March 31, 2010 and 2009
(In thousands)
3.1 Revenue

	Three Months Ended
	March 31,
			%
	2010	2009	Change
Specialty pharmaceuticals
U.S.
Dermatology	$34,525	$30,968	11%
Neurology & Other	51,753	36,011	44%

Total U.S.	86,278	66,979	29%
Canada	21,823	14,488	51%
Australia	12,641	4,846	161%

Specialty pharmaceuticals product sales	120,742	86,313	40%
Services and alliance revenue	22,523	11,905	89%

Total specialty pharmaceuticals revenue	143,265	98,218	46%

Branded generics — Latin America product sales	42,057	31,182	35%
Branded generics — Europe product sales	41,708	35,338	18%

Alliances (ribavirin royalties only)	4,961	13,185	-62%

Total revenue	$231,991	$177,923	30%

Total product sales included above	$204,507	$152,833	34%
3.2	Currency impact and revenue excluding currency impact (a)(b)

	Three Months Ended
	March 31,
		2010
	2010	excluding
	currency	currency		%
	impact	impact	2009	Change
Specialty pharmaceuticals
U.S.	$(20)	$86,258	$66,979	29%
Canada	(3,545)	18,278	14,488	26%
Australia	(3,346)	9,295	4,846	92%

Specialty pharmaceuticals product sales	(6,911)	113,831	86,313	32%
Services and alliance revenue	(126)	22,397	11,905	88%

Total specialty pharmaceuticals revenue	(7,037)	136,228	98,218	39%

Branded generics — Latin America product sales	(5,573)	36,484	31,182	17%
Branded generics — Europe product sales	(6,930)	34,778	35,338	-2%

Alliances (ribavirin royalties only)	—	4,961	13,185	-62%

Total revenue	$(19,540)	$212,451	$177,923	19%

Total product sales included above	$(19,414)	$185,093	$152,833	21%
3.3 Alliance Revenue

	Three Months Ended
	March 31,
	2010	2009
Ribavirin royalty	$4,961	$13,185
1% clindamycin and 5% benzoyl peroxide (IDP 111) profit share	9,298	—
Other royalties	3,425	1,849
License payments	701	—
GSK collaboration	4,139	3,318

Total alliance revenue	$22,524	$18,352

(a)	Note: Currency effect for constant currency sales is determined by comparing 2010 reported amounts adjusted to exclude currency impact, calculated using 2009 monthly average exchange rates, to the actual 2009 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.

(b)	See footnote (a) to Table 2.

Valeant Pharmaceuticals International	Table 4
Statement of Cost of Goods Sold and Non-GAAP Operating Income — by Segment
For the Three Months Ended March 31, 2010 and 2009
(In thousands)
4.1	Cost of goods sold

	Three Months Ended
	March 31,
		% of		% of
		product		product
	2010	sales	2009	sales
Specialty pharmaceuticals	$23,003	19%	$15,363	18%
Branded generics — Latin America	12,965	31%	7,898	25%
Branded generics — Europe	18,132	43%	16,417	46%
Corporate	103		19

	$54,203	27%	$39,697	26%

4.2	Non-GAAP operating income excluding currency impact (a)(b)

	Three Months Ended
	March 31,
				2010
			2010	excluding
		% of	currency	currency	% of
	2010	revenue	impact	impact	revenue	2009
Specialty pharmaceuticals	$78,672	55%	$(2,058)	$76,614	56%	$44,241
Branded generics — Latin America	14,526	35%	(2,065)	12,461	34%	12,988
Branded generics — Europe	11,700	28%	(2,139)	9,561	27%	9,098

	104,898	46%	(6,262)	98,636	48%	66,327

Alliances & Corporate	(11,219)		—	(11,219)		(5,377)

	$93,679	40%	$(6,262)	$87,417	41%	$60,950

(a)	See footnote (a) to Table 2

(b)	Non-GAAP operating income of $93.7 million for the three months ended March 31, 2010 excludes the following GAAP items from GAAP operating income of $72.8 million: special charges and credits of $0.5 million, restructuring and acquisition-related costs of $1.0 million and amortization expense of $19.4 million. Non-GAAP operating income of $61.0 million for the three months ended March 31, 2009 excludes the following GAAP items from GAAP operating income of $42.7 million: restructuring costs of $1.2 million and amortization expense of $17.1 million.

Valeant Pharmaceuticals International	Table 5
Consolidated Balance Sheet and Other Data
(In thousands)
5.1	Cash

	As of	As of
	March 31,	December 31,
	2010	2009
Cash and cash equivalents	$147,303	$68,080
Marketable securities	7,979	13,785

Total cash and marketable securities	$155,282	$81,865

5.2	Summary of Cashflow Statement

	Three Months Ended
	March 31,
	2010	2009
Cash flow provided by (used in):

Operating activities, continuing operations (GAAP)	$68,190	$37,822
Effect of ASC 470-20 (FSP APB 14-1) (a)(b)	—	13,277
Acquisition transaction fees (a)(b)	960	—

Operating activities, continuing operations (Non-GAAP) (a)(b)	69,150	51,099
Operating activities, discontinued operations	(41)	(2,149)

Investing activities (GAAP) (c)	(12,228)	(36,566)
Acquisition transaction fees (a)(b)	(960)	—

Investing activities (Non-GAAP) (a)(b)(c)	(13,188)	(36,566)

Financing activities (GAAP)	22,047	(43,737)
Effect of ASC 470-20 (FSP APB 14-1) (a)(b)	—	(13,277)

Financing activities (Non-GAAP) (a)(b)	22,047	(57,014)

Effect of exchange rate changes on cash and cash equivalents	1,255	(15,043)

Net increase (decrease) in cash and cash equivalents (c)	79,223	(59,673)
Net decrease in marketable securities	(5,806)	(13,263)

Net increase (decrease) in cash and marketable securities (c)	$73,417	$(72,936)

(a)	See footnote (a) to Table 2.

(b)	Cash flow for the three months ended March 31, 2010 includes $0.6 million, $0.2 million and $0.2 million for acquisition fees related to the purchase of PFI in Australia, Delta in Brazil and Dr. Renauld in Canada, respectively. Cash flow for the three months ended March 31, 2009 includes $13.3 million relating to accreted interest on long-term debt and notes payable made during the period as determined by and pursuant to ASC 470-20 (FSP APB 14-1).

(c)	Includes results from discontinued operations.
5.3	GSK Collaboration — Retagibine

Three Months Ended
March 31, 2010
Valeant SG&A	$28
Valeant R&D	3,691

3,719
GSK incurred cost	7,556

$11,275

Equalization (difference between individual partner costs and 50% of total)	$(1,919)

	Three Months Ended March 31, 2010
		Alliance
	Balance sheet	revenue	SG&A	R&D
Accounting impact

Upfront payment from GSK	$125,000	$—	$—	$—
Release from upfront payment in prior quarters	(58,058)	—	—	—
Incurred cost in current quarter	—	—	28	3,691
Release from upfront payment in current quarter	(9,777)	(4,139)	(479)	(5,159)

Remaining upfront payment from GSK	$57,165	—	—	—

Equalization payable to GSK	$(1,919)	—	451	1,468

		$(4,139)	$—	$—

Valeant Pharmaceuticals International
Reconciliation of Product Sales Excluding Acquisitions and Currency Impact
For the Three Months Ended March 31, 2010 and 2009
(In thousands)

	Three Months Ended				Three Months Ended
	March 31, 2010				March 31, 2009
		2010		2010
		acquisition		excluding
		impact at	2010	currency &		Q1 2010 growth at
	2010	2010 rates	currency	acquisition		constant currency,
	as reported	(a)	impact	impact	2009 as reported	net of acquisitions
Specialty pharmaceuticals
Dermatology	$34,525	$(984)	$—	33,541	$30,968	8%
Neurology & Other	51,753	—	—	51,753	36,011	44%

U.S.	86,278	(984)	—	85,294	66,979	27%
Canada	21,823	(2,427)	(3,147)	16,249	14,488	12%
Australia	12,641	(6,078)	(1,743)	4,820	4,846	-1%

Specialty pharmaceuticals product sales	120,742	(9,489)	(4,890)	106,363	86,313	23%

Branded generics — Latin America product sales	42,057	(4,674)	(5,038)	32,345	31,182	4%
Branded generics — Europe product sales	41,708	(2,738)	(6,462)	32,508	35,338	-8%

Total product sales	$204,507	$(16,901)	$(16,390)	$171,216	$152,833	12%

(a)	Acquisitions excluded from 2010 product sales include PFI in the U.S. and Australia, Dr. Renaud in the U.S. and Canada, other acquired products in Australia and the U.S., Tecnofarma S.A. de C.V. in Branded generics-Latin America and EMO-Farm in Branded generics-Europe.

See footnote (a) to Table 2 and Table 3.